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                                                                EXHIBIT (23)(ii)




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The Continental Corporation:


We consent to the inclusion of our report dated March 23, 1995, with respect to the special purpose Statement of Assets to be Acquired and Liabilities to be Assumed of the Specialty Workers' Compensation Business Unit of The Continental Corporation as of December 31, 1993 and the related special purpose Statement of Underwriting Gains and Losses for the year then ended, which report appears in Fremont General Corporation's Current Report - Amendment No. 2 on Form 8-K/A dated February 7, 1996.


                                                     /s/  KPMG PEAT MARWICK LLP


Chicago, Illinois
February 7, 1996